EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sequenom, Inc. pertaining to the 1997 Axiom Biotechnologies Inc. Stock Option Plan and Non-Plan Stock Options of our report dated February 18, 2002, with respect to the Consolidated Financial Statements of Sequenom, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/S/    ERNST & YOUNG LLP

San Diego, California
September 10, 2002